Exhibit 3.19

TRANSLATION FROM HUNGARIAN INTO ENGLISH LANGUAGE

Ministry of Justice and Law Enforcement

Company Information and Electronic Company Registration Service

1055 Budapest, Kossuth tér 4.

Certificate of Incorporation

The company data of Vantage Holding Hungary Korlátolt Felelősségű Társaság (1077 Budapest, Wesselényi utca 16.) registered under registration number Cg. 01-09-913549 effective as of 10 March, 2009 are as follows:

1.	General data

	Company registration number:	01-09-913549
	Company form:	Limited liability company
	Registered on:	19/02/2009

2.	The company’s name

2/1	Vantage Holding Hungary Korlátolt Felelősségű Társaság
The date of registration: 19/02/2009
Effective from: 19/02/2009

3.	The short name of the company

3/1	Vantage Holding Hungary Kft.
The date of registration: 19/02/2009
Effective from: 19/02/2009

4.	The name of the company in foreign language(s), the short name of the company in foreign language(s)

4/1	Vantage Holding Hungary Limited Liability Company, Vantage Holding Hungary Ltd.
The date of registration: 19/02/2009
Effective from: 19/02/2009

5.	The seat of the company

5/1	1077 Budapest, Wesselényi utca 16.
The date of registration: 19/02/2009
Effective from: 19/02/2009

8.	The date of the constitutional document

8/1	7 January, 2009
The date of registration: 19/02/2009
Effective from: 19/02/2009

902	The company’s scope of activities

9/1	Asset management (holding)
Main activity
The date of registration: 19/02/2009
Effective from: 19/02/2009

9/2	Other credit extension
The date of registration: 19/02/2009
Effective from: 19/02/2009

9/3	Other financial intermediation not elsewhere classified
The date of registration: 19/02/2009
Effective from: 19/02/2009

11.	The company’s registered capital

11/1

Name	Amount	Currency
Total	5,000	USD

that is USD five thousand.
The date of registration: 19/02/2009
Effective from: 19/02/2009

13.	Data of the authorised representative(s)

[overleaf seal of dr Zoltán Sándor, notary public]

13/1	Chris Edward Celano, managing director (executive officer) (mother’s name: Frances LaRocca)
Foreign address or place of residence:
US 77056 Houston, Texas, Sage Road 2345.
Delivery agent: Réti, Antall and Madl Ügyvédi Iroda (Attorneys at Law)
1077 Budapest, Wesselényi utca 16/A.
Method of representation: joint
In case of joint representation the name (title) of the other (remaining) signatory if he/she is a specific person: Júlia Varga
Legal relationship commences: 07/01/2009
The date of registration: 19/02/2009
Effective from: 19/02/2009

13/2	Douglas George Smith, managing director (executive officer) (mother’s name: Carol Casey)
Foreign address or place of residence:
US 77024 Houston, Texas, Kimberley Lane 12223.
Delivery agent: Réti, Antall and Madl Ügyvédi Iroda (Attorneys at Law)
1077 Budapest, Wesselényi utca 16/A.
Method of representation: joint
In case of joint representation the name (title) of the other (remaining) signatory if he/she is a specific person: Júlia Varga
Legal relationship commences: 07/01/2009
The date of registration: 19/02/2009
Effective from: 19/02/2009

13/3	Júlia Varga, managing director (executive officer) (mother’s name: Anna Bencsik)
1088 Budapest Múzeum utca 15.
Method of representation: joint
In case of joint representation this person is always one of the mandatory signatories.
In case of joint representation the name (title) of the other (remaining) signatory if he/she is a specific person: Chris Edward Celano or Douglas George Smith
Legal relationship commences: 07/01/2009
The date of registration: 19/02/2009
Effective from: 19/02/2009

14.	Data of the auditor(s)

14/1	Bergmann, Könyvszakértő és Adótanácsadó Kft.
HU-1138 Budapest Vácí út 186.
Company registration number: 01-09-462056

The person bearing person liability for auditing:
Péter Bergmann (mother’s name: Kamilla Sallay)
1121 Budapest, Lidére u. 35.
Legal relationship commences: 07/01/2009
Legal relationship ends: 07/01/2014
The date of registration: 19/02/2009
Effective from: 19/02/2009

20.	The statistical code of the company

20/1	14650048-6420-113-01.
The date of registration: 19/02/2009
Effective from: 19/02/2009

21.	The company’s tax number

21/1	Tax number: 14650048-2-42.
Community tax number: HU14650048
Community tax number was issued on: 06/02/2009
The date of registration: 19/02/2009
Effective from: 19/02/2009

49.	The company registration numbers of the company

49/1	Company registration number: 01-09-913549

Maintained by the Municipal Court of Budapest, as Court of Registration.
The date of registration: 19/02/2009
Effective from: 19/02/2009

51.	Data on preparing the consolidated yearly business report

51/1	The company is a subsidiary included in the preparation of consolidated business report.
The date of registration: 19/02/2009
Effective from: 19/02/2009

[overleaf seal of dr Zoltán Sándor, notary public]

52.	Data of the other companies involved in preparing the consolidated yearly business report

52/1	Vantage Drilling Company
KY-11104 Grand Cayman, c/o Maples Corporate Services Limited, PO Box 309.
The date of registration: 19/02/2009
Effective from: 19/02/2009

II	Data dependent on the company form

1.	Data of the member(s)
1/1	Vantage Drilling Company
KY-11104 Grand Cayman, c/o Maples Corporate Services Limited, PO Box 309.

In case of foreign company or organization the registration number: MC199127

In case of foreign company or organization the registering authority: Registry of Companies, Cayman Islands

The person entitled to represent the organization:

Delivery Agent: Réti, Antall and Madl Ügyvédi Iroda (Attorneys at Law)

1077 Budapest, Wesselényi utca 16/A.

The membership relationship commences 07/01/2009

The date of registration: 19/02/2009

Effective from: 19/02/2009

DOCTOR ZOLTÁN SÁNDOR	Case number: 11056/H/626/2009
notary public
1072 BUDAPEST, Rákóczi út 12.1/4.
Phone/Fax: 267-8562. Phone: 269-6802

Certificate on content of authenticated register

I, the undersigned, doctor Zoltán Sándor notary public to and in the town of Budapest, proceeding in my capacity granted under point i) of subsection (1) of section 136 of Act XLI of 1991 on Notary Publics hereby attest that the Certificate of Incorporation containing three sheets (three commenced pages) that I attached to this certificate fully corresponds to the data maintained by the Company information and electronic company registration service of the Ministry of Justice and Law Enforcement as of 10 March, 2009.

Done in Budapest, on this 10th (tenth) day of the month of March in the year 2009 (two thousand and nine).

/s/ doctor Zoltán Sándor

doctor Zoltán Sándor

notary public